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                                                                  EXHIBIT 21
                                                                  TO FORM 10-KSB


                   List of Subsidiaries of Empire Gold Inc.

1. Argosy Mining G.m.b.H., (Austria), 100% of the interest in which are held by Empire Gold Inc.

2. Lodestone Mountain Mining Inc., (Canada), 100% of the interests in which are held by Empire Gold Inc.

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